    As filed with the Securities and Exchange Commission on April 6, 2000
                                                      Registration No. 333-95777

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                            -----------------------

                                AMENDMENT NO. 1
                                      TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     Under
                           The Securities Act of 1933

                            -----------------------

                           USFREIGHTWAYS CORPORATION
    (Exact Name of Registrant as Specified in Its Charter and its Guarantor
                                 Subsidiaries)

           Delaware                                 4213                             36-3790696
(State or Other Jurisdiction of          (Primary Standard Industrial             (I.R.S. Employer
 Incorporation or Organization)           Classification Code Number)            Identification No.)
           Maryland                        The Cuxhaven Group, Inc.                  52-1388947
         Pennsylvania                         DDE Investors, LLC                     25-1770726
         Pennsylvania                        G.M.T. Services, Inc.                   25-1661017
            Hawaii                         Imua Handling Corporation                 36-4305355
           Tennessee                     Tri-Star Transportation, Inc.               62-1370420
            Arizona                            USF Bestway Inc.                      86-0104184
            Arizona                        USF Bestway Leasing Inc.                  62-1677658

          California                     USF Coast Consolidators Inc.                95-3646508
           Illinois                     USF Distribution Services Inc.               36-3783345
             Texas                  USF Distribution Services of Texas Inc.          36-4303523
            Kansas                              USF Dugan Inc.                       48-0760565
         Pennsylvania                         USF Glen Moore Inc.                    23-2443760
           Michigan                            USF Holland Inc.                      38-0655940
           Illinois                           USF Logistics Inc.                     36-4076831
          California                       USF Logistics (IMC) Inc.                  95-4039978
          California                      USF Logistics (Tricor) Inc.                95-4247356
           Delaware                       USF Logistics Services Inc.                22-2840397
             Texas                            USF Processors Inc.                    75-2449803
             Texas                        USF Processors Trading Inc.                75-2725770
           Delaware                     USF Properties New Jersey Inc.               51-0328679
            Oregon                             USF Reddaway Inc.                     93-0262830
           New York                            USF Red Star Inc.                     15-0425100
           Delaware                          USF Sales Corporation                   36-3799036
          Puerto Rico                  USF Worldwide (Puerto Rico) Inc.              66-0450699
           Delaware                           USF Worldwide Inc.                     13-3075047

  8550 W. Bryn Mawr Avenue, Suite 700, Chicago, Illinois 60631, 773/824-1000

  (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                   Registrant's Principal Executive Offices)

                             JOHN CAMPBELL CARRUTH
                      Chairman and Chief Executive Officer
                           USFREIGHTWAYS CORPORATION

  8550 W. Bryn Mawr Avenue, Suite 700, Chicago, Illinois 60631, 773/824-1000

 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                             of Agent for Service)

                            -----------------------

                                  Copies to:
        WILLIAM N. WEAVER, JR.                       ROBERT F. WALL, ESQ.
       Sachnoff & Weaver, Ltd.                         Winston & Strawn
   30 South Wacker Dr., 29th Floor                    35 West Wacker Dr.
       Chicago, Illinois 60606                     Chicago, Illinois 60601
      Telephone: (312) 207-1000                   Telephone: (312) 558-5600

                            -----------------------
       Approximate date of commencement of proposed sale to the public:
  As soon as practicable after this Registration Statement becomes effective.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, check the following box. [_]

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [_]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]



     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

================================================================================

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+The information in this prospectus is not complete and may be changed. We may + +not sell these securities until the registration statement filed with the + +Securities and Exchange Commission is effective. This prospectus is not an + +offer to sell these securities and it is not soliciting an offer to buy these +
+securities in any state where the offer or sale is not permitted.             +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

                             SUBJECT TO COMPLETION

             PRELIMINARY PROSPECTUS DATED ________________ , 2000

PROSPECTUS
----------
                        [LOGO]USFreightways Corporation

                                 $400,000,000

                                Debt Securities

                                 -------------

     USFreightways Corporation may use this prospectus from time to time to offer and sell up to $400,000,000 of its debt securities in one or more discrete offerings with a total initial public offering price or purchase price of $400,000,000. The debt securities may be offered in one or more separate series on terms to be determined at the time of sale. The debt securities may be issued as individual securities in registered form without coupons or as one or more global securities in registered form. We may offer the debt securities directly to purchasers or through agents, dealers or underwriters or a syndicate of underwriters.

     We will provide the specific terms for these securities in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest. This prospectus may not be used to consummate sales of securities unless accompanied by a prospectus supplement.

                                 -------------

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                 -------------



            The date of this prospectus is                  , 2000.

                               TABLE OF CONTENTS

                                                                          Page
                                                                          ----
About this Prospectus....................................................   2
Where to Find More Information...........................................   2
Incorporation of Documents By Reference..................................   2
USFreightways Corporation................................................   3
Ratios of Earnings to Fixed Charges......................................   4
Use of Proceeds..........................................................   4
Description of the Debt Securities.......................................   5
Plan of Distribution.....................................................  10
Legal Opinions...........................................................  11
Experts..................................................................  11


                             ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the "SEC") utilizing a "shelf" registration process. Under this shelf process, we may sell the debt securities described in this prospectus in one or more offerings up to a total principal amount of $400,000,000. This prospectus provides you with a general description of the debt securities we may offer. Each time we sell debt securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the next heading.


                         WHERE TO FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's web site at www.sec.gov. You may also read and copy any document we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the SEC's regional offices located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and Seven World Trade Center, New York, New York 10048. You can call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our reports, proxy statements and other information may also be inspected at the offices of the National Association of Securities Dealers, Inc., Reports Section, 1735 K Street, N.W., Washington, D.C. 20006.

                    INCORPORATION OF DOCUMENTS BY REFERENCE

     The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus and information that we file later with the SEC will automatically update and supersede the information included or incorporated by reference in this prospectus. We incorporate by reference the documents listed below and any future filings with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we sell all of the debt securities:


     .  Annual Report on Form 10-K for the year ended December 31, 1999; and

     . Current Reports on Form 8-K filed with the SEC on January 20, 2000 and February 9, 2000.

     You may request a free copy of these filings by writing or telephoning Christopher L. Ellis, Senior Vice President, USFreightways Corporation, 8550 W. Bryn Mawr Avenue, Suite 700, Chicago, Illinois 60631, telephone
(773) 824-1000.

                           USFREIGHTWAYS CORPORATION

     Our principal executive offices are located at 8550 W. Bryn Mawr Avenue, Suite 700, Chicago, Illinois 60631, our telephone number is (773) 824-1000; and our Internet website is www.usfreightways.com.

     We are a leading full-service provider of transportation services and innovative logistics solutions. We accomplish this through the following decentralized business units:

     .  Regional less than truckload trucking

     .  Logistics

     .  Freight forwarding

     .  Truckload transportation

Regional less than truckload trucking

     We own a group of five regional less than truckload ("LTL") trucking companies which deliver freight overnight and by the second day throughout the United States, Alaska and parts of Canada. Approximately 70% of the freight we deliver for our regional customers is delivered within one day and over 95% is delivered within two days. The companies in our regional LTL group are USF Holland Inc., USF Bestway Inc., USF Red Star Inc., USF Reddaway Inc. and USF Dugan Inc.

     Typically, LTL carriers transport freight weighing 10,000 pounds or less along scheduled routes from many customers to various destinations. These carriers operate a network of terminals and fleets of line-haul and pick-up and delivery tractors and trailers. Freight is picked up from customers by local drivers and consolidated for shipment. The freight is then loaded into intercity trailers and transferred by line-haul drivers to the terminal servicing the delivery area. There, the freight is transferred to local trailers and delivered to its destination by local drivers.

     LTL carriers generally are categorized as regional, interregional or long-haul carriers, depending on the distance freight travels from pick-up to final delivery. Regional LTL carriers usually have average lengths of haul of 500 miles or less and tend to provide overnight or second-day service. Regional LTL carriers usually can deliver the freight directly from the origin terminal to the destination terminal. This avoids the costly and time-consuming use of breakbulk terminals, which are terminals where the freight is rehandled and reloaded to its ultimate destination. In contrast, long-haul LTL carriers (average lengths of haul in excess of 1,000 miles) operate networks of breakbulk and satellite terminals (hub and spoke systems) and rely heavily on the interim handling of freight. Interregional carriers (500 to 1,000 miles per average haul) also rely on breakbulk terminals but less so than long-haul carriers.

     We believe that the regional LTL market is the most attractive segment of the LTL trucking industry. Because the way customers manufacture and distribute their products has changed, there is an increased demand for the direct shipment and delivery of freight. Today, freight is moving over shorter distances to its ultimate destination. Companies are making more use of regional distribution centers and using the services of regional LTL carriers to deliver the products from these centers to their customers. We also believe that the market for our services may continue to grow because (1) substantial capital is required for terminals and trucks and (2) a large number of skilled workers is needed, which makes it difficult for new companies to compete against us in the regional LTL market.

Logistics

     Our logistics companies provide logistics and distribution services in the United States and Canada. The principal companies in the logistics group, USF Logistics Inc., USF Distribution Services Inc. and USF Processors Inc., provide integrated supply chain solutions for their clients, including transportation, warehousing, cross docking, product configuration and reverse logistics. Reverse logistics is the process of handling unsaleable assets (for example, products that are damaged, defective, returned-to-stock, discontinued or recalled). The companies primarily serve clients in the automotive, consumer, food distribution, healthcare, metals, retail, and technology industries. These companies are supply chain partners to many Fortune 500 companies, including Proctor & Gamble, Fleming Foods, Becton Dickinson, Ryerson and Microsoft.

Freight Forwarding

     Our freight forwarding companies provide domestic and international freight forwarding services. The principal company in the freight forwarding group is USF Worldwide Inc. Freight forwarding involves the handling and management of the transportation of freight to domestic and international destinations using third-party carriers, including pick-up and delivery carriers, commercial airlines and ocean vessels.

Truckload

     Truckload service involves the shipping of freight weighing 10,000 pounds or more from a single shipper to a single destination along an irregular route. The principal company in the truckload group is USF Glen Moore Inc. We deliver shipments from the Mid-Atlantic and Southeast states to the West Coast and into the Midwest states. The average length of our hauls is approximately 1,000 miles.

                       RATIO OF EARNINGS TO FIXED CHARGES

     Our consolidated ratio of earnings to fixed charges for each of the years in the five-year period ended December 31, 1999.

                                              Years Ended December 31,
                                          --------------------------------
                                          1995   1996   1997   1998   1999
                                          ----   ----   ----   ----   ----
Ratio of Earnings to Fixed Charges ....   4.8    4.1    7.2    8.4    8.3

     For the purpose of calculating the ratio of earnings to fixed charges, earnings consist of income before income taxes plus fixed charges, less interest capitalized during the period. Fixed charges consist of interest expense plus that portion of rental expense that is deemed to represent interest.

                                USE OF PROCEEDS

     Unless we specify otherwise in the applicable prospectus supplement, the proceeds (after deducting the underwriting discount and estimated expenses) to be received by us from the sale of the debt securities will be used for general corporate purposes, including capital expenditures, working capital, acquisitions and the repayment of indebtedness. We have not allocated a specific portion of the net proceeds for any particular use at this time. Until we apply the net proceeds for specific purposes, we may invest them in marketable securities.

                       DESCRIPTION OF THE DEBT SECURITIES


     The debt securities will be issued under an indenture (we refer to the indenture, as supplemented from time to time, as the "Indenture") between USFreightways Corporation and Bank One Trust Company, National Association as Trustee (as successor in interest to NBD Bank). The following summary of certain provisions of the debt securities and the Indenture is not complete and is subject to the detailed provisions of the Indenture. We have filed a copy of the Indenture as an exhibit to our Current Report on Form 8-K filed on May 11, 1999. Whenever particular provisions or defined terms in the Indenture are referred to in this prospectus, such provisions or defined terms are incorporated by reference in this prospectus. Article or Section references used in this prospectus are references to the Indenture.

     The Indenture provides that we may issue the debt securities from time to time in one or more series without any limitation on the principal amount. The debt securities are unsecured obligations of USFreightways Corporation. They will rank on a parity with all of our other unsecured and unsubordinated indebtedness. Substantially all of our U.S. subsidiaries will guarantee the payment of principal and interest under the debt securities.

General

     We will provide information to you about the debt securities in up to three separate documents that progressively provide more detail:

     . This prospectus provides general information that may not apply to each series of debt securities;

     . The prospectus supplement is more specific than this prospectus. To the extent the information provided in the prospectus supplement differs from this prospectus, you should rely on the prospectus supplement; and

     . The pricing supplement, if used, provides final details about a specific series of debt securities. To the extent the pricing supplement differs from this prospectus or the prospectus supplement, you should rely on the pricing supplement.

     Unless we indicate otherwise in the applicable prospectus supplement, principal of and any premium or interest on the debt securities will be payable, and the debt securities may be transferred or exchanged without payment of any charge (other than any tax or other governmental charge payable in connection therewith), at the office or agency of the Trustee in Columbus, Ohio. However, we may elect that payment of interest on registered debt securities be made by check mailed to the address of the appropriate person as it appears on the security register or by wire transfer as instructed by the appropriate person. (Sections 301, 305 and 307).

     The applicable prospectus will include specific terms relating to the offering of specific debt securities. These may include some or all of the following:

     .  the title, denominations, amount and price of the debt securities;

     .  the maturity of the debt securities;

     .  the interest rates of the debt securities;

     .  the currency or currency unit of the debt securities;

     .  any redemption or sinking fund terms;

     .  any provisions for discharge;

     .  whether the debt securities will be registered or unregistered; and

     .  other specific terms associated with the debt securities. (Section 301)

     The debt securities may be issued as Original Issue Discount Securities to be offered and sold at a substantial discount below their stated principal amount. In such event, the Federal income tax consequences and other special considerations will be described in the applicable prospectus supplement. An "Original Issue Discount Security" is any debt security that provides for the declaration of acceleration of the maturity of an amount less than the principal amount of the security upon the occurrence of an event of default and the continuation of an event of default. (Section 101)

     We may issue the debt securities in fully registered form without coupons or in unregistered form with or without coupons. We also may issue the debt securities in the form of one or more temporary or permanent global securities. Global securities are issued to a depository that holds the securities for the benefit of investors. Book-entry debt securities will be issued as registered global securities. (Section 305)

Guarantees

     Substantially all of our U.S. subsidiaries, as Guarantors (as defined below), will, jointly and severally, fully and unconditionally guarantee our obligations under the debt securities on an equal and ratable basis subject to the limitation described in the next paragraph. In addition, we will cause any U.S. Person which becomes our subsidiary after the date of the Indenture to enter into a supplemental indenture pursuant to which such subsidiary shall agree to guarantee our obligations under the debt securities. If we default in payment of the principal of, premium, if any, or interest on the debt securities, the Guarantors, jointly and severally, will be unconditionally obligated to duly and punctually pay the same.

     The obligations of each Guarantor under the Guarantee (as defined below) are limited to the maximum amount of which, after giving effect to all other contingent and fixed liabilities of such Guarantor, and after giving effect to any collections from, or payments made by or on behalf of, any other Guarantor in respect of the obligations of such other Guarantor under the Guarantee or pursuant to its contribution obligations under the Indenture, will result in the obligations of such Guarantor under the Guarantee not constituting a fraudulent conveyance or fraudulent transfer under Federal or state law. Each Guarantor that makes a payment or distribution under the Guarantee shall be entitled to contribution from each other Guarantor in a pro rata amount based on the net assets of each Guarantor determined in accordance with GAAP (as defined below).

     Notwithstanding the foregoing, but subject to the requirements described below under "Consolidation or Merger," any Guarantee by a Guarantor shall be automatically and unconditionally released and discharged upon any sale, exchange or transfer to any Person (other than an Affiliate of ours) of all of the capital stock of such subsidiary, or all or substantially all of the assets of such subsidiary, pursuant to a transaction which is in compliance with the Indenture.

     Each Guarantee (including the payment of principal of, premium, if any, and interest on the debt securities) will rank pari passu in right of payment with all other unsecured and unsubordinated indebtedness of such Guarantor and will rank senior in right of payment to all subordinated indebtedness of such Guarantor.

     "GAAP" means generally accepted accounting principles in effect in the United States which are applicable as of the original issue date of the debt securities under the Indenture and which are consistently applied for all applicable periods.

     "Guarantee" means the guarantee by each of the Guarantors of the debt securities and our obligations under the Indenture.

     "Guarantor" means (1) each of our subsidiaries which is a party to the Indenture on the original issue date of any debt securities under the Indenture and (2) each other of our U.S. subsidiaries that is required to execute a supplemental indenture and become a Guarantor subsequent to the original issue date of any debt securities under the Indenture.

Book-Entry System

     The debt securities initially will be represented by one or more global securities deposited with The Depository Trust Company ("DTC") and registered in the name of DTC's nominee. Except under the circumstances described below, we will not issue any debt securities in definitive form.

    Upon the issuance of a global security, DTC will credit on its book-entry registration and transfer system the accounts of persons designated by the underwriters or agents with the respective principal amounts of the debt securities represented by the global security. Ownership of beneficial interests in a global security is limited to persons that have accounts with DTC or its nominee ("participants") or persons that may hold interests through participants. Ownership of beneficial interests in a global security will be shown on, and the transfer of that ownership may be effected only through, records maintained by DTC or its nominee (for interests of persons who are participants) and records maintained by participants (for interests of persons who are not participants). The laws of some states require that certain purchasers of securities take physical delivery of the securities in definitive form. Such limits and laws may impair a purchaser's ability to transfer beneficial interests in a global security.

     DTC or its nominee will be considered the sole owner or holder of any debt securities represented by a global security for all purposes under the Indenture. Except as provided below, owners of beneficial interests in a global security will not be entitled to have debt securities represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of debt securities in definitive form, and will not be considered the owners of record or holders of debt securities under the Indenture.

     We will make principal and interest payments on debt securities registered in the name of DTC or its nominee to DTC or its nominee as the registered holder of the relevant global security. None of us, the Trustee, any paying agent nor the registrar for any debt securities will have any responsibility or liability for any aspect of the records relating to, or payment made on account of, beneficial interests in a global security or for maintaining, supervising or reviewing any records relating to such beneficial interests.

     We expect that DTC or its nominee, upon receipt of any payment of principal or interest, will credit immediately participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the relevant global security as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in a global security held through such participants will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such participants.

     If DTC at any time is unwilling or unable to continue as a depository and we do not appoint a successor depository within 90 days, we will issue debt securities in definitive form in exchange for the global securities. In addition, we may at any time and in our sole discretion determine not to have debt securities represented by a global security and, in such event, we will issue debt securities in definitive form in exchange for the global securities. In any such instance, an owner of a beneficial interest in a global security will be entitled to physical delivery in definitive form of debt securities represented by such global security equal in principal amount to such beneficial interest and to have such debt securities registered in the owner's name. Debt securities so issued in definitive form will be issued as registered debt securities in denominations of $1,000 and integral multiples thereof, unless we specify otherwise.

     The information in this section concerning DTC and its book-entry system has been obtained from sources that we believe to be reliable, but we do not take responsibility for its accuracy.

Limitation on Liens of Stock or Indebtedness of Significant Subsidiaries

     We will not, nor will we permit any Significant Subsidiary (as defined below) to, create, assume, incur or suffer to exist any mortgage, security interest, lien, pledge, charge or any other encumbrance (referred to in this prospectus as a "lien") on any stock or indebtedness of any Significant Subsidiary to secure any Obligation (as defined below) other than the debt securities, without in any such case effectively providing that all the debt securities will be directly secured equally and ratably with such Obligation. These restrictions do not apply to debt secured by:

     . liens on stock or indebtedness of a corporation existing at the time it becomes a Significant Subsidiary;

     . liens on stock or indebtedness of a Significant Subsidiary at the time of the acquisition of such stock or indebtedness; and

     . any extensions, renewals or replacements, in whole or in part, of any lien referred to above. (Section 1008)

     "Obligation" means every obligation for money borrowed and every obligation evidenced by a bond, note, debenture or other similar instrument.

     "Significant Subsidiary" means (1) any subsidiary which had total assets that constituted at least 10% of our total assets on a consolidated basis determined as of the date of the most recent quarterly consolidated balance sheet or (2) any subsidiary which had revenues for the three-month period ending on the date of the most recent quarterly consolidated statement of operations that constituted at least 10% of our total revenues on a consolidated basis.

Consolidation or Merger

     We may consolidate or merge with, or sell all or substantially all of our assets to, another corporation. The remaining or acquiring corporation must assume all of our responsibilities and liabilities under the Indenture, including the payment of all amounts due on the debt securities and performance of the covenants. Under these circumstances, if our properties or assets become subject to a lien not permitted by the Indenture, we will equally and ratably secure the debt securities. (Section 801)

Events of Default

     An event of default under the Indenture with respect to the debt securities includes the following:

     .  failure to pay interest on the debt securities for 30 days;

     .  failure to pay principal on the debt securities when due;

     . failure to perform any of the other covenants or agreements in the Indenture relating to the debt securities that continues for 60 days after notice to us by the Trustee or holders of at least 10% in principal amount of the outstanding debt securities;

     . failure to pay when due any obligation of ours or any subsidiary having an aggregate principal amount outstanding of at least $5,000,000 that continues for 10 days after notice to us by the Trustee or holders of at least 10% in principal amount of the outstanding debt securities; or

     . certain events of bankruptcy, insolvency or reorganization relating to us or any Significant Subsidiary. (Section 501)

     The Indenture provides that the Trustee will, with certain exceptions, notify the holders of the debt securities of any event of default known to it within 90 days after the occurrence of such event. (Section 602)

     If an event of default (other than with respect to certain events of bankruptcy, insolvency or reorganization) occurs and is continuing for the debt securities, the Trustee or the holders of not less than 25% in principal amount of the debt securities may declare the principal amount to be due and payable. In such a case, subject to certain conditions, the holders of a majority in principal amount of the debt securities then outstanding can rescind and annul such declaration and its consequences. (Section 502)

     We are required to file an annual officers' certificate with the Trustee concerning our compliance with the Indenture. (Section 1004) Subject to the provisions of the Indenture relating to the duties of the Trustee, the Trustee is not obligated to exercise any of its rights or powers at the request or direction of any of the holders unless they have offered the Trustee reasonable security or indemnity. (Section 603) If the holders provide reasonable security or indemnity, the holders of a majority in principal amount of the outstanding debt securities during an event of default may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee under the Indenture or exercising any of the Trustee's trusts or powers with respect to the debt securities. (Section
512)

Modification and Amendment of the Indenture

     We may enter into supplemental indentures with the Trustee without the consent of the holders of the debt securities to, among other things:

     .  evidence the assumption by a successor corporation of our obligations;

     . appoint additional, separate or successor trustees to act under the Indenture;

     .  add covenants for the protection of the holders of the debt securities;

     .  cure any ambiguity or correct any inconsistency in the Indenture; and

     .  establish the form or terms of the debt securities. (Section 901)

     With the consent of the holders of 66 2/3% in principal amount of the outstanding debt securities, we may execute supplemental indentures with the Trustee to add provisions or change or eliminate any provision of the Indenture or any supplemental indenture or to modify the rights of the holders of the debt securities. Without the consent of the holders of all the debt securities, no such supplemental indenture will, with respect to the debt securities:

     .  change their stated maturity;

     .  reduce their principal amount or their interest rate;

     .  reduce the principal amount payable upon their acceleration;

     .  change the place or currency in which they are payable;

     .  impair the right to institute suit for their enforcement;

     .  impair the right to institute suit for the enforcement of any Guarantee;

     . reduce the percentage in principal amount of debt securities, the consent of the holders of which is required for any such supplemental indenture;

     . reduce the percentage in principal amount of debt securities required for waiver of compliance with certain provisions of the Indenture or certain defaults; or

     .  modify provisions with respect to modification and waiver. (Section 902)

Discharge of Indenture

     At our option, we (1) will be discharged from all obligations under the Indenture in respect of the debt securities (except for certain obligations to exchange or register the transfer of the debt securities, replace stolen, lost or mutilated debt securities, maintain paying agencies and hold monies for payment in trust) or (2) need not comply with certain restrictive covenants of the Indenture (including the limitation on liens) with respect to the debt securities, in each case if we deposit with the Trustee, in trust, money or U.S. government obligations (or a combination thereof) sufficient to pay the principal of and any premium or interest on the debt securities when due. In order to select either option, we must provide the Trustee with an opinion of counsel or a ruling from, or published by, the Internal Revenue Service, to the effect that holders of the debt securities will not recognize gain or loss for Federal income tax purposes, as if we had not exercised either option. (Sections 1302 and 1304)

     In the event we exercise our option under (2) above with respect to the debt securities and the debt securities are declared due and payable because of the occurrence of any event of default other than default with respect to such obligations, the amount of money and U.S. government obligations on deposit with the Trustee will be sufficient to pay amounts due on the debt securities at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities at the time of the acceleration resulting from such event of default. We would remain liable, however, for such amounts. (Sections 1303 and
1304)

Governing Law

     The Indenture, the debt securities and the Guarantees will be governed by, and construed in accordance with, the laws of the State of New York.

Concerning the Trustee

     We maintain lines of credit and have customary banking relationships with Bank One, an affiliate of the Trustee under the Indenture.

                              PLAN OF DISTRIBUTION

     We may offer debt securities directly, through agents or dealers or through one or more underwriters or a syndicate of underwriters in an underwritten offering. In the prospectus supplement for a particular offering, we will describe how the offering of the debt securities will be made, including the names of any underwriters, the purchase price of the debt securities, the proceeds of the offering, estimated expenses, any underwriters' discounts, concessions or commissions.

     If we use underwriters or dealers in the sale, they will acquire the debt securities for their own account and may resell them in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. We may offer the debt securities to the public either through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Unless we state otherwise in the applicable prospectus supplement, the obligations of the underwriters will be to purchase all of such debt securities if they buy any of them. The underwriters may change any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers from time to time.

     We also may sell the debt securities directly or through designated agents. We will name any agent involved in the offer or sale of debt securities and describe any commissions payable by us to such agent in the applicable prospectus supplement. Unless we indicate otherwise, an agent will act on a best efforts basis for the period of its appointment.

     Any underwriters, dealers or agents participating in the distribution of the debt securities may be deemed to be underwriters under the Securities Act of 1933, as amended. Furthermore, any discounts, concessions or commissions received by them on the sale or resale of the debt securities may be deemed to be underwriting discounts and commission under the Securities Act. We will indemnify underwriters and agents against certain civil liabilities, including liabilities under the Securities Act. These underwriters and agents may be entitled to contribution with respect to payments that the underwriters or agents may be required to make in respect of such liabilities. These underwriters and agents may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

     We may indicate in the applicable prospectus supplement that we have authorized underwriters or agents to solicit offers by certain specified institutions to purchase the debt securities from us at the offering price pursuant to delayed delivery contracts providing for payment and delivery on a specified date or dates in the future. These delayed delivery contracts will be subject only to those conditions described in the prospectus supplement and to the condition that at the time of delivery the purchase of the debt securities shall not be prohibited under the laws of the jurisdiction to which the purchaser is subject. The prospectus supplement will describe any commission payable for the solicitation of such contracts.

                                 LEGAL OPINIONS

     Sachnoff & Weaver, Ltd., Chicago, Illinois, will pass on the validity of the debt securities for us. Winston & Strawn, Chicago, Illinois, will pass on the validity of the debt securities for any underwriters or agents.

                                    EXPERTS

     The consolidated financial statements and schedules appearing in our Annual Report on Form 10-K for the years ended December 31, 1999 and December 31, 1998 and for each of the three years in the period ended December 31, 1999 incorporated by reference in this prospectus and elsewhere in the registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

                                     [LOGO]

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

     The expenses relating to the registration of the debt securities will be borne by USFreightways Corporation ("USF"). Except for the Securities and Exchange Commission (the "SEC") registration fee and the rating agency fees, the following expenses are estimates:

     Securities and Exchange Commission registration fee.......      $105,600
     Legal fees and expenses...................................        50,000
     Accountants' fees.........................................        15,000
     Printing fees.............................................        65,000
     Trustee's fees and expenses...............................        10,000
     Rating Agency fees........................................        65,000
     Miscellaneous.............................................        10,000
                                                                     --------
          Total................................................      $320,600
                                                                     --------

Item 15. Indemnification of Directors and Officers

     Section 145 of the Delaware General Corporation Law ("DGCL") permits a Delaware corporation to indemnify directors and officers under certain circumstances. USF's restated certificate of incorporation and by-laws provide that USF shall, subject to certain limitations, indemnify its directors and officers against expenses (including attorneys' fees, judgments, fines and certain settlements) actually and reasonably incurred by them in connection with any suit or proceeding to which they are a party so long as they acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to a criminal action or proceeding, so long as they had no reasonable cause to believe their conduct to have been unlawful.

     Section 102 of the DGCL permits a Delaware corporation to include in its certificate of incorporation a provision eliminating or limiting a director's liability to a corporation or its stockholders for monetary damages for breaches of fiduciary duty. DGCL Section 102 provides, however, that liability for breaches of the duty of loyalty, acts or omissions not in good faith or involving intentional misconduct, or knowing violation of the law, and the unlawful purchase or redemption of stock or payment of unlawful dividends or the receipt of improper personal benefits cannot be eliminated or limited in this manner. USF's restated certificate of incorporation includes a provision that eliminates, to the fullest extent permitted, director liability for monetary damages for breaches of fiduciary duty.

Item 16. Exhibits

     The Exhibits to this Registration Statement are listed in the Index to Exhibits.

Item 17. Undertakings

     The undersigned Registrant hereby undertakes:

     (a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:

          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

          (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

          (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"),that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (d)(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (e) To file, if necessary, an application for the purpose of determining the eligibility of the Trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939, as amended, in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of such Act.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on the 5th day of April, 2000.


                                    USFREIGHTWAYS CORPORATION

                                    By:             *
                                       --------------------------------------
                                         John Campbell Carruth
                                         Chairman and Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the 5th day of April, 2000.

           Signature                            Title
         *                            Chairman of the Board,
-------------------------------       Chief Executive Officer and Director
John Campbell Carruth                 (Principal Executive Officer)

/s/ Christopher L. Ellis              Senior Vice President and Chief Financial Officer
-------------------------------       (Principal Financial and Accounting Officer)
    Christopher L. Ellis

         *                            Director
-------------------------------
    Robert V. Delaney

         *                            Director
-------------------------------
    Morley Koffman

         *                            Director
-------------------------------
    Robert P. Neuschel

         *                            Director
-------------------------------
    Anthony J. Paoni

         *                            Director
-------------------------------
    John W. Puth

         *                            Director
-------------------------------
    Samuel K. Skinner

         *                            Director
-------------------------------
    Neil A. Springer

         *                            Director
-------------------------------
    William N. Weaver, Jr.


*By: /s/ Christopher L. Ellis
-------------------------------
         Christopher L. Ellis
         Attorney-in-Fact

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on the 5th day of April, 2000.

                                    THE CUXHAVEN GROUP, INC.

                                    By:       *
                                         -------------------------
                                         Daniel Para, President



     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

           Signature                                         Title                                        Date
         *                              President                                                   April 5, 2000
-------------------------------         (Principal Executive Officer)
    Daniel Para

         *                              Vice President and Treasurer                                April 5, 2000
-------------------------------         (Principal Financial and Accounting Officer)
    Gerald H. Post

         *                              Director                                                    April 5, 2000
-------------------------------
    Richard C. Pagano


*By: /s/ Christopher L. Ellis
-------------------------------
         Christopher L. Ellis
         Attorney-in-Fact

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on the 5th day of April, 2000.


                                    DDE INVESTORS, LLC

                                    By:         *
                                         --------------------------
                                         David L. McGowan
                                         President and Sole Member



     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

           Signature                                   Title                                         Date

           *                          President and Sole Member                                 April 5, 2000
-----------------------------         (Principal Executive Officer)
    David L. McGowan

/s/ Christopher L. Ellis              Vice President and Treasurer                              April 5, 2000
-----------------------------         (Principal Financial and Accounting Officer)
    Christopher L. Ellis


*By: /s/ Christopher L. Ellis
-------------------------------
         Christopher L. Ellis
         Attorney-in-Fact

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on the 5th day of April, 2000.

                                    G.M.T. SERVICES, INC.

                                    By:         *
                                         --------------------
                                         David L. McGowan
                                         President and Chief Executive Officer




     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

           Signature                                    Title                                        Date
          *                           President, Chief Executive Officer and                  April 5, 2000
-------------------------------       Director (Principal Executive Officer)
    David L. McGowan

          *                           Vice President                                          April 5, 2000
-------------------------------       (Principal Financial and Accounting Officer)
    Ronald E. Plummer

/s/ Christopher L. Ellis              Director                                                April 5, 2000
-------------------------------
    Christopher L. Ellis

          *                           Director                                                April 5, 2000
-------------------------------
    John Campbell Carruth


*By: /s/ Christopher L. Ellis
-------------------------------
         Christopher L. Ellis
         Attorney-in-Fact

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on the 5th day of April, 2000.

                                    IMUA HANDLING CORPORATION

                                    By:            *
                                         ---------------------
                                         Richard Takashima, President



     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

           Signature                              Title                                        Date

          *                         President and Director                                April 5, 2000
-----------------------------       (Principal Executive Officer)
    Richard Takashima

          *                         Senior Vice President, Treasurer and Director         April 5, 2000
-----------------------------       (Principal Financial and Accounting Officer)
    Gerald H. Post


*By: /s/ Christopher L. Ellis
-------------------------------
         Christopher L. Ellis
         Attorney-in-Fact

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on the 5th day of April, 2000.

                                    TRI-STAR TRANSPORTATION, INC.

                                    By:            *
                                         --------------------
                                         David L. McGowan, Chief Executive
                                         Officer



     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

           Signature                                 Title                                    Date
/s/       *                          Chief Executive Officer and Director                April 5, 2000
-------------------------------      (Principal Executive Officer)
    David L. McGowan

          *                          Vice President and Director                         April 5, 2000
-------------------------------      (Principal Financial and Accounting Officer)
    Robert B. Wallace

/s/ Christopher L. Ellis             Director                                            April 5, 2000
-------------------------------
    Christopher L. Ellis


*By: /s/ Christopher L. Ellis
-------------------------------
         Christopher L. Ellis
         Attorney-in-Fact

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on the 5th day of April, 2000.

                                    USF BESTWAY INC.

                                    By:         *
                                         -------------------
                                         Robert V. Fasso
                                         President and Chief Executive Officer




     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

          Signature                                    Title                                   Date
          *                           President, Chief Executive Officer and              April 5, 2000
-------------------------------       Director (Principal Executive Officer)
    Robert V. Fasso

          *                           Vice President, Treasurer                           April 5, 2000
-------------------------------       (Principal Financial and Accounting Officer)
    Jeffrey A. Hale

          *                           Director                                            April 5, 2000
-------------------------------
    John Campbell Carruth

/s/ Christopher L. Ellis              Director                                            April 5, 2000
-------------------------------
  Christopher L. Ellis


*By: /s/ Christopher L. Ellis
-------------------------------
         Christopher L. Ellis
         Attorney-in-Fact

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on the 5th day of April, 2000.

                                    USF BESTWAY LEASING INC.

                                    By:  *
                                         -------------------
                                         Robert V. Fasso
                                         President and Chief Executive Officer




     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


           Signature                               Title                                   Date
            *                      President, Chief Executive Officer and             April 5, 2000
-----------------------------      Director (Principal Executive Officer)
    Robert V. Fasso

            *                      Vice President, Treasurer and Director             April 5, 2000
-----------------------------      (Principal Financial and Accounting Officer)
    Jeffrey A. Hale


*By: /s/ Christopher L. Ellis
     ----------------------------
         Christopher L. Ellis
         Attorney-in-Fact

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on the 5th day of April, 2000.

                                    USF COAST CONSOLIDATORS INC.

                                    By:        *
                                         ---------------
                                         Gerald Post
                                         President




     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


       Signature                                         Title                             Date
             *                      President                                          April 5, 2000
-----------------------------       (Principal Executive Officer)
    Gerald Post

/s/ Christopher L. Ellis            Vice President, Treasurer and Director             April 5, 2000
-----------------------------       (Principal Financial and Accounting Officer)
    Christopher L. Ellis

             *                      Director                                           April 5, 2000
-----------------------------
    John Campbell Carruth


*By: /s/ Christopher L. Ellis
     ------------------------
         Christopher L. Ellis
         Attorney-in-Fact

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on the 5th day of April, 2000.

                                    USF DISTRIBUTION SERVICES INC.

                                    By:         *
                                         -------------------
                                         Thomas A. Lilly
                                         President and Chief Executive Officer



     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

           Signature                                         Title                                 Date
          *                           President, Chief Executive Officer and Director         April 5, 2000
-------------------------------       (Principal Executive Officer)
     Thomas A. Lilly

          *                           Vice President, Finance                                 April 5, 2000
-------------------------------       (Principal Financial and Accounting Officer)
     Donald Kolczak

          *                           Director                                                April 5, 2000
-------------------------------
     John Campbell Carruth

/s/ Christopher L. Ellis              Director                                                April 5, 2000
-------------------------------
     Christopher L. Ellis


*By: /s/ Christopher L. Ellis
-------------------------------
         Christopher L. Ellis
         Attorney-in-Fact

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on the 5th day of April, 2000.

                                    USF DISTRIBUTION SERVICES OF TEXAS INC.

                                    By:                      *
                                         ------------------------------------
                                         Thomas A. Lilly, President and Chief
                                         Executive Officer



     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


           Signature                                         Title                                  Date
              *                       President, Chief Executive Officer and Director         April 5, 2000
-------------------------------       (Principal Executive Officer)
     Thomas A. Lilly

              *                       Vice President, Finance                                 April 5, 2000
-------------------------------       (Principal Financial and Accounting Officer)
     Donald Kolczak

              *                       Director                                                April 5, 2000
-------------------------------
     Douglas E. Christensen

              *                       Director                                                April 5, 2000
-------------------------------
     Robert S. Owen

*By: /s/ Christopher L. Ellis
    ---------------------------
        Christopher L. Ellis
          Attorney-in-Fact


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on the 5th day of April, 2000.

                                    USF DUGAN INC.

                                    By:         *
                                         -------------------
                                         Robert V. Fasso
                                         President and Chief Executive Officer




     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

           Signature                                         Title                             Date
          *                           President, Chief Executive Officer Director         April 5, 2000
-----------------------------         (Principal Executive Officer)
     Robert V. Fasso

          *                           Vice President, Treasurer                           April 5, 2000
-----------------------------         (Principal Financial and Accounting Officer)
     Gary Pruden

          *                           Director                                            April 5, 2000
-----------------------------
     John Campbell Carruth

/s/ Christopher L. Ellis              Director                                            April 5, 2000
-----------------------------
     Christopher L. Ellis


*By: /s/ Christopher L. Ellis
-----------------------------
         Christopher L. Ellis
         Attorney-in-Fact

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on the 5th day of April, 2000.

                                    USF GLEN MOORE INC.


                                    By:         *
                                         --------------------
                                         David L. McGowan
                                         President and Chief Executive Officer



     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

           Signature                                         Title                            Date
          *                         President, Chief Executive Officer and Director      April 5, 2000
-----------------------------       (Principal Executive Officer)
     David L. McGowan

          *                         Vice President and Director                          April 5, 2000
-----------------------------       (Principal Financial and Accounting Officer)
     Robert B. Wallace

          *                         Director                                             April 5, 2000
-----------------------------
     John Campbell Carruth

/s/ Christopher L. Ellis            Director                                             April 5, 2000
-----------------------------
     Christopher L. Ellis


*By: /s/ Christopher L. Ellis
-----------------------------
         Christopher L. Ellis
         Attorney-in-Fact

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on the 5th day of April, 2000.

                                    USF HOLLAND INC.


                                    By:         *
                                         -------------------
                                         Peter B. Neydon
                                         President and Chief Executive Officer



     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         Signature                                         Title                               Date
          *                        President, Chief Executive Officer and Director       April 5, 2000
-----------------------------      (Principal Executive Officer)
     Peter B. Neydon

          *                        Vice President, Finance & Treasurer                   April 5, 2000
-----------------------------      (Principal Financial and Accounting Officer)
     Stephen J. Wonch

          *                        Director                                              April 5, 2000
-----------------------------
     John Campbell Carruth

/s/ Christopher L. Ellis           Director                                              April 5, 2000
-----------------------------
     Christopher L. Ellis


*By: /s/ Christopher L. Ellis
-----------------------------
         Christopher L. Ellis
         Attorney-in-Fact

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on the 5th day of April, 2000.

                                USF LOGISTICS INC.


                                By:         *
                                     --------------------------
                                     Douglas E. Christensen
                                     President and Chief Executive Officer




     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         Signature                                Title                                      Date
          *                       President and Chief Executive Officer                April 5, 2000
-----------------------------     (Principal Executive Officer)
     Douglas E. Christensen

          *                       Vice President and Chief Financial Officer           April 5, 2000
-----------------------------     (Principal Financial and Accounting Officer)
     Robert Dohse

          *                       Director                                             April 5, 2000
-----------------------------
     John Campbell Carruth

/s/ Christopher L. Ellis          Director                                             April 5, 2000
-----------------------------
     Christopher L. Ellis

          *                       Director                                             April 5, 2000
-----------------------------
     Robert S. Owen


*By: /s/ Christopher L. Ellis
-----------------------------
         Christopher L. Ellis
         Attorney-in-Fact

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on the 5th day of April, 2000.

                                  USF LOGISTICS IMC INC.

                                  By:         *
                                      --------------------------
                                      Douglas E. Christensen
                                      Chairman and Chief Executive Officer




     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         Signature                                         Title                              Date
          *                        Chairman, Chief Executive Officer and Director        April 5, 2000
-----------------------------      (Principal Executive Officer)
     Douglas E. Christensen

          *                        Vice President                                        April 5, 2000
-----------------------------      (Principal Financial and Accounting Officer)
     Richard Nusser

          *                        Director                                              April 5, 2000
-----------------------------
     John Campbell Carruth

/s/ Christopher L. Ellis           Director                                              April 5, 2000
-----------------------------
     Christopher L. Ellis

          *                        Director                                              April 5, 2000
-----------------------------
     Larry Pittman


*By: /s/ Christopher L. Ellis
-----------------------------
         Christopher L. Ellis
         Attorney-in-Fact

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on the 5th day of April, 2000.

                                  USF LOGISTICS INC.

                                  By:           *
                                       --------------------------
                                       Douglas E. Christensen
                                       Chairman and Chief Executive Officer



     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

          Signature                                Title                                       Date
          *                       Chairman, Chief Executive Officer and Director         April 5, 2000
-----------------------------     (Principal Executive Officer)
     Douglas E. Christensen

          *                       Vice President                                         April 5, 2000
-----------------------------     (Principal Financial and Accounting Officer)
     Robert Dohse

          *                       Director                                               April 5, 2000
-----------------------------
     John Campbell Carruth

/s/ Christopher L. Ellis          Director                                               April 5, 2000
-----------------------------
     Christopher L. Ellis

          *                       Director                                               April 5, 2000
-----------------------------
     Larry Pittman


*By: /s/ Christopher L. Ellis
-------------------------------
         Christopher L. Ellis
         Attorney-in-Fact

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on the 5th day of April, 2000.

                                    USF LOGISTICS SERVICES INC.

                                    By:            *
                                         --------------------------
                                         Douglas E. Christensen
                                         President and Chief Executive Officer



     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

           Signature                                         Title                                        Date
          *                             President, Chief Executive Officer and Director             April 5, 2000
----------------------------            (Principal Executive Officer)
Douglas E. Christensen

          *                             Vice President and Chief Financial Officer                  April 5, 2000
----------------------------            (Principal Financial and Accounting Officer)
Robert Dohse

          *                             Director                                                    April 5, 2000
----------------------------
  Christopher L. Ellis

          *                             Director                                                    April 5, 2000
----------------------------
  Robert S. Owen


*By: /s/ Christopher L. Ellis
-------------------------------
         Christopher L. Ellis
         Attorney-in-Fact

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on the 5th day of April, 2000.

                                    USF PROCESSORS INC.

                                    By:        *
                                         -----------------
                                         Kevin Sheehan
                                         President and Chief Executive Officer



     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

           Signature                                         Title                                        Date
          *                             President, Chief Executive Officer and Director             April 5, 2000
----------------------------            (Principal Executive Officer)
Kevin Sheehan

          *                             Vice President and Treasurer                                April 5, 2000
----------------------------            (Principal Financial and Accounting Officer)
Donald Venhaus

          *                             Director                                                    April 5, 2000
----------------------------
  Douglas E. Christensen

          *                             Director                                                    April 5, 2000
-------------------------------
  Robert Dohse


*By: /s/ Christopher L. Ellis
-------------------------------
         Christopher L. Ellis
         Attorney-in-Fact

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on the 5th day of April, 2000.

                                    USF PROCESSORS TRADING INC.

                                    By:        *
                                         -----------------
                                         Kevin Sheehan
                                         President and Chief Executive Officer



     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

           Signature                                         Title                                        Date
          *                             President, Chief Executive Officer and Director             April 5, 2000
----------------------------            (Principal Executive Officer)
Kevin Sheehan

          *                             Vice President and Treasurer                                April 5, 2000
----------------------------            (Principal Financial and Accounting Officer)
Donald Venhaus

          *                             Director                                                    April 5, 2000
----------------------------
  Douglas E. Christensen

          *                             Director                                                    April 5, 2000
-------------------------------
  Robert Dohse


*By: /s/ Christopher L. Ellis
-------------------------------
         Christopher L. Ellis
         Attorney-in-Fact

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on the 5th day of April, 2000.

                                    USF PROPERTIES NEW JERSEY INC.

                                    By:            *
                                         -------------------------
                                         John Campbell Carruth
                                         President



     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

           Signature                                         Title                                        Date
          *                             President and Director                                      April 5, 2000
----------------------------            (Principal Executive Officer)
John Campbell Carruth

/s/ Christopher L. Ellis                Vice President, Finance, Treasurer and Director             April 5, 2000
----------------------------            (Principal Financial and Accounting Officer)
Christopher L. Ellis

          *                             Director                                                    April 5, 2000
----------------------------
  Robert S. Owen


*By: /s/ Christopher L. Ellis
-------------------------------
         Christopher L. Ellis
         Attorney-in-Fact

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on the 5th day of April, 2000.

                                    USF REDDAWAY INC.

                                    By:         *
                                         ---------------------
                                         Jared J. McArthur
                                         President and Chief Executive Officer




     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

           Signature                                         Title                                        Date
            *                           President, Chief Executive Officer and Director              April 5, 2000
----------------------------            (Principal Executive Officer)
Jared J. McArthur

            *                           Vice President, Chief Financial Officer                      April 5, 2000
----------------------------            (Principal Financial and Accounting Officer)
Jeffrey Skoczylas

            *                           Director                                                     April 5, 2000
----------------------------
John Campbell Carruth

/s/ Christopher L. Ellis                Director                                                     April 5, 2000
----------------------------
Christopher L. Ellis

*By: /s/ Christopher L. Ellis
    -------------------------
     Christopher L. Ellis
     Attorney-in-Fact

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on the 5th day of April, 2000.

                                    USF RED STAR INC.

                                    By:          *
                                         --------------------
                                         J. Bradley Jones
                                         Chief Executive Officer



     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

           Signature                                         Title                                        Date
            *                           Chief Executive Officer                                      April 5, 2000
----------------------------            (Principal Executive Officer)
J. Bradley Jones

            *                           Vice President, Financial and Treasurer                      April 5, 2000
----------------------------            (Principal Financial and Accounting Officer)
John O'Sullivan

            *                           Director                                                     April 5, 2000
-------------------------------
John Campbell Carruth

/s/ Christopher L. Ellis                Director                                                     April 5, 2000
-------------------------------
Christopher L. Ellis

            *                           Director                                                     April 5, 2000
-------------------------------
Robert S. Owen

*By: /s/ Christopher L. Ellis
    -------------------------
     Christopher L. Ellis
     Attorney-in-Fact


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on the 5th day of April, 2000.

                                    USF SALES CORPORATION

                                    By:            *
                                         -------------------------
                                         John Campbell Carruth
                                         President and Chief Executive Officer



     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

           Signature                                         Title                                        Date
            *                           President, Chief Executive Officer and Director              April 5, 2000
----------------------------            (Principal Executive Officer)
John Campbell Carruth

/s/ Christopher L. Ellis                Vice President, Finance, Treasurer and Director              April 5, 2000
----------------------------            (Principal Financial and Accounting Officer)
Christopher L. Ellis

            *                           Director                                                     April 5, 2000
----------------------------
Robert S. Owen

By: /s/ Christopher L. Ellis
   -------------------------
    Christopher L. Ellis
    Attorney-in-Fact

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on the 5th day of April, 2000.

                                    USF WORLDWIDE (PUERTO RICO) INC.

                                    By:           *
                                         -----------------------------
                                         Thomas Vincent, President



     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

           Signature                                         Title                                        Date
          *                             President                                                   April 5, 2000
----------------------------            (Principal Executive Officer)
Thomas Vincent

          *                             Senior Vice President and Treasurer                         April 5, 2000
----------------------------            (Principal Financial and Accounting Officer)
Gerald H. Post

          *                             Director                                                    April 5, 2000
-------------------------------
  Richard C. Pagano


*By: /s/ Christopher L. Ellis
-------------------------------
         Christopher L. Ellis
         Attorney-in-Fact

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on the 5th day of April, 2000.


                                    USF WORLDWIDE INC.

                                    By:       *
                                         ---------------
                                         Daniel Para
                                         President



     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

           Signature                                         Title                                        Date
          *                             President and Director                                      April 5, 2000
----------------------------            (Principal Executive Officer)
Daniel Para

          *                             Vice President, Finance                                     April 5, 2000
----------------------------            (Principal Financial and Accounting Officer)
Timothy McCann

          *                             Director                                                    April 5, 2000
-------------------------------
  John Campbell Carruth

/s/ Christopher L. Ellis                Director                                                    April 5, 2000
-------------------------------
  Christopher L. Ellis


*By: /s/ Christopher L. Ellis
-------------------------------
         Christopher L. Ellis
         Attorney-in-Fact

                                 EXHIBIT INDEX


Exhibit Number                             Description of Exhibit
     1.1*           Form of Underwriting Agreement

     3.1*           Amended and Restated Certificate of Incorporation of
                    USFreightways Corporation (incorporated by reference from Exhibit 3.1 to USFreightways Corporation's Transition Report on Form 10-K, from June 29, 1991 to December 28, 1991 (File
                    No. 0-19791))

     3.2*           Certificate of Designation for Series A Junior Participating
                    Cumulative Preferred Stock (incorporated by reference from
                    Exhibit 3(a) to USFreightways Corporation's Annual Report on
                    Form 10-K for the year ended January 1, 1994 (File No. 0-
                    19791))

     3.3*           Certificate of Amendment of Restated Certificate of
                    Incorporation of USFreightways Corporation (incorporated by reference from Exhibit 3(i) to USFreightways Corporation's
                    Report on Form 10-Q for the quarter ended June 29, 1996
                    (File No. 0-19791))

     3.4*           Bylaws of USFreightways Corporation, as restated January 23,
                    1998 (incorporated by reference from Exhibit 3(b) to USFreightways Corporation's Annual Report on Form 10-K for the year ended January 3, 1998 (File No. 0-19791))

     4.4*           Indenture, dated as of May 5, 1999, among USFreightways
                    Corporation, the Guarantors named therein and Bank One, Michigan, as Trustee (as the successor-in-interest to NBD
                    Bank) (incorporated by reference from Exhibit 4.1 to USFreightways Corporation's Current Report on Form 8-K, filed on May 11, 1999 (File No. 0-19791))

     4.5*           First Supplemental Indenture

     4.6* Form of USFreightways Corporation Officers' Certificate setting forth the terms of the debt securities (incorporated by reference from Exhibit 4.5 to USFreightways Corporation's
                    Amendment No. 1 to Registration Statement on Form S-3, filed on April 13, 1999 (File No. 333-76217))

     4.7*           Form of Subsidiary Guarantee (incorporated by reference from
                    Exhibit 4.6 to USFreightways Corporation's Amendment No. 2 to Amendment No. 1 to Registration Statement on Form S-3, filed on April 29, 1999 (File No. 333-76217))

     5.1*           Opinion of Sachnoff & Weaver, Ltd.

    12.1            Computation of Ratio of Earnings to Fixed Charges

    23.1            Consent of Arthur Andersen LLP

    23.3*           Consent of Sachnoff & Weaver, Ltd. (included in Exhibit 5.1)

    24.1*           Powers of Attorney for the Company and the Subsidiary
                    Guarantors (included on signature pages)

    25.1            Statement of Eligibility on Form T-1 of Bank One Trust
                    Company, National Association (formerly known as NBD Bank)



* Previously Filed